Exhibit 10.2

AMENDMENT
TO
INVESTMENT AGREEMENT

THIS AMENDMENT (this “Amendment”), dated as of June 23, 2009, by and between PAB Bankshares, Inc., a Georgia corporation (the “Company”), and the undersigned purchaser (the “Purchaser”) amends that certain Investment Agreement between the Purchaser and the Company originally effective as of March 5, 2009 (the “Investment Agreement”) whereby the Purchaser agreed to purchase from the Company and the Company agreed to sell and issue to the Purchaser shares of the Company’s Contingent Convertible Perpetual Non-Cumulative Series A Preferred Stock, no par value (the “Series A Preferred Stock”).  All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Investment Agreement.

WHEREAS, pursuant to Section 5.1(b) of the Investment Agreement the Company or the Purchaser may terminate the Investment Agreement prior to the Series A Closing upon written notice to the other party in the event that the Series A Closing does not occur on or before June 30, 2009;

WHEREAS, the Company and the Purchaser desire to extend the date for terminating the Investment Agreement contained in Section 5.1(b) to August 31, 2009;

WHEREAS, pursuant to the terms of the Series A Preferred Stock set forth in the Certificate of Designation for Series A Preferred Stock attached to the Investment Agreement as Exhibit A, the Series A Preferred Stock automatically converts into shares of the Company’s Common Stock on the day following the approval of the Stockholder Proposal to approve the conversion of the Series A Preferred Stock into, and exercise of the Warrants for, Common Stock; and

WHEREAS, the Company and the Purchaser acknowledge that approval of the Stockholder Proposal has been obtained and as a result the Company and the Purchaser wish to amend the Investment Agreement so that in lieu of Series A Preferred Stock, the Purchaser will purchase from the Company and the Company will issue and sell to the Purchaser the number of shares of Common Stock equal to the number of shares of Common Stock into which the Series A Preferred Stock would have been convertible into and the Company will grant to Purchaser the number of Warrants that would have been granted upon conversion of the Series A Preferred Stock had approval of the Stockholder Proposal been obtained after the issuance of the Series A Preferred Stock.

NOW THEREFORE, in consideration of the premises, the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree to amend the Investment Agreement as follows:

Section 5.1 of the Investment Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

“5.1         Termination. This Agreement may be terminated prior to the Series A Closing:

(a)           by mutual written agreement of the Company and Purchaser;

(b)           by the Company or Purchaser, upon written notice to the other party, in the event that the Series A Closing does not occur on or before August 31, 2009; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Series A Closing to occur on or prior to such date; or

(c)           by the Company or Purchaser, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable.”

The Company and the Purchaser hereby agree that the Investment Agreement shall be amended so that in lieu of Series A Preferred Stock, the Purchaser will purchase from the Company and the Company will issue and sell to the Purchaser the number of shares of Common Stock equal to the number of shares of Common Stock into which the Series A Preferred Stock would have been convertible and the Company will grant to Purchaser the number of Warrants that would have been granted upon conversion of the Series A Preferred Stock had approval of the Stockholder Proposal been obtained after the issuance of the Series A Preferred Stock.

It is agreed by the Company and the Purchaser that all of the other terms and conditions of the Investment Agreement shall remain in full force and effect other than as modified herein.  Upon execution by all parties, this Amendment shall be attached to and form a part of the Investment Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the day and year first above written.

“COMPANY”

PAB BANKSHARES, INC.

By:
Name:	Donald J. Torbert, Jr.
Title:	President/CEO

(Signature Page to Amendment)

“PURCHASER”

Signature:
Name:	«Registered_Name» «Registered_Name_2»

(Signature Page to Amendment)
(Individual)

Exhibit 10.2
“PURCHASER”

Name of Entity:	«Registered_Name»
«Registered_Name_2»

By:
Print Name:
Title:

(Signature Page to Amendment)
(Entity)

“PURCHASER”

Name of IRA:	«Registered_Name»
«Registered_Name_2»

By:
Print Name:

 (Signature Page to Amendment)
(IRA)